                                                                    EXHIBIT 99.1

                                 POWEREADY, INC.

                              FINANCIAL STATEMENTS
                   Year Ended December 31, 2002 (audited) and
        Nine-Month Periods Ended September 30, 2003 and 2002 (unaudited)

                                 POWEREADY, INC.

                                    CONTENTS

INDEPENDENT AUDITORS' REPORT                                         3
FINANCIAL STATEMENTS
   Balance Sheets                                                    4
   Statements of Operations                                          5
   Statement of Stockholders' Equity (Deficit)                       6
   Statements of Cash Flows                                        7-8
   Notes to Financial Statements                                  9-20

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
POWEREADY, INC.
San Diego, California

We have audited the accompanying balance sheet of POWEREADY, INC. (see Note 1 to the financial statements) as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POWEREADY, INC. as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Nation Smith Hermes Diamond

September 9, 2003
San Diego, California

                                 POWEREADY, INC.

                                 BALANCE SHEETS

                                                                                September 30,
                                                                                    2003               December 31,
                                                                                 (unaudited)               2002
                                                                                -------------          ------------
ASSETS
CURRENT ASSETS
   Cash (Note 7)                                                                 $    63,926           $   102,640
   Accounts receivable - net (Notes 1 and 7)                                          83,772                81,430
   Inventories (Notes 1 and 2)                                                       304,575               348,695
   Prepaid expenses and other current assets                                          12,594                 6,113
                                                                                 -----------           -----------
Total current assets                                                                 464,867               538,878
FIXED ASSETS - NET (NOTES 1, 3 AND 6)                                                 97,087                94,755
PURCHASED INTANGIBLE ASSETS - NET (NOTES 1 AND 8)                                    612,172               749,872
GOODWILL (NOTES 1 AND 8)                                                             848,738               848,738
                                                                                 -----------           -----------
TOTAL ASSETS                                                                     $ 2,022,864           $ 2,232,243
                                                                                 ===========           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of related party notes payable (Note 4)                        $   577,804           $   549,382
  Current portion of related party capitalized lease obligations (Note 6)             22,913                11,192
  Accounts payable                                                                   463,709               162,349
  Accrued expenses                                                                    85,520                41,097
                                                                                 -----------           -----------
Total current liabilities                                                          1,149,946               764,020
LONG-TERM LIABILITIES
  Related party notes payable, less current portion (Note 4)                       1,083,333             1,045,833
  Related party capitalized lease obligations, less current portion (Note 6)          45,697                33,463
                                                                                 -----------           -----------
Total Long-term liabilities                                                        1,129,030             1,079,296
                                                                                 -----------           -----------
Total liabilities                                                                  2,278,976             1,843,316

COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value; 20,000 shares authorized; issued and
    outstanding (Note 1)                                                           1,500,000             1,500,000
  Accumulated deficit                                                             (1,756,112)           (1,111,073)
                                                                                 -----------           -----------
Total shareholders' equity (deficit)                                                (256,112)              388,927
                                                                                 -----------           -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $ 2,022,864           $ 2,232,243
                                                                                 ===========           ===========

     The accompanying notes are an integral part of these financial statements.

                                 POWEREADY, INC.

                            STATEMENTS OF OPERATIONS

                                                   Nine-Month Period Ended
                                                        September 30,          Year Ended
                                                     2003           2002       December 31,
                                                  (unaudited)    (unaudited)       2002
                                                  -----------    -----------   ------------
NET REVENUE (Note 1 and 7)                        $ 1,564,162    $ 1,077,530    $ 1,580,328
Cost of Sales  (Note 1)                             1,185,895        974,529      1,295,749
                                                  -----------    -----------    -----------
GROSS MARGIN                                          378,267        103,001        284,579
OPERATING EXPENSES
   Research and Development (Note 1)                  243,061        244,936        346,848
   Selling, general and administrative expenses       569,880        282,771        404,721
   In-process research and development acquired
      (Note 8)                                             --        375,000        375,000
   Amortization of intangible assets (Note 1)         137,700        122,400        168,300
                                                  -----------    -----------    -----------
TOTAL OPERATING EXPENSE                               950,641      1,025,107      1,294,869
                                                  -----------    -----------    -----------
LOSS FROM OPERATIONS                                 (572,374)      (922,106)    (1,010,290)

   Interest expense                                   (71,705)       (49,154)       (73,583)
                                                  -----------    -----------    -----------
LOSS BEFORE INCOME TAX PROVISION                     (644,079)      (971,260)    (1,083,873)
Provision for income taxes (Notes 1 and 5)                960            800            800
                                                  -----------    -----------    -----------
NET LOSS                                          $  (645,039)   $  (972,060)   $(1,084,673)
                                                  ===========    ===========    ===========

     The accompanying notes are an integral part of these financial statements

                                 POWEREADY, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                     Common Stock
                                                                 --------------------   Accumulated   Stockholders'
                                                                 Shares      Amount       deficit         Equity
                                                                 ------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2001                                     11,400   $   500,000   $   (26,400)   $   473,600
  Issuance of common stock for asset acquisition (Note 8)         8,600     1,000,000            --      1,000,000
  Net Loss                                                           --            --    (1,084,673)    (1,084,673)
                                                                 ------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2002                                     20,000     1,500,000    (1,111,073)       388,927
  Net loss (unaudited)                                               --            --      (645,039)      (645,039)
                                                                 ------   -----------   -----------    -----------
BALANCE AT SEPTEMBER 30, 2003 (unaudited)                        20,000   $ 1,500,000   $(1,756,112)   $  (256,112)
                                                                 ======   ===========   ===========    ===========

     The accompanying notes are an integral part of these financial statements.

                                 POWEREADY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            Nine-Month Period Ended
                                                                                September 30,                      Year Ended
                                                                        2003                    2002               December 31,
                                                                     (unaudited)            (unaudited)                2002
                                                                     -----------            -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                          $(645,039)             $ (972,060)           $(1,084,673)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
      Depreciation and amortization                                     167,163                 144,732                198,873
      In-process research and development, acquired                           -                 375,000                375,000
      Change in operating assets and liabilities net of
        effects from purchase of IEPD CA (Note 8):
        Accounts receivable                                              (2,342)                132,272                 96,342
        Inventories                                                      44,120                (194,800)              (130,537)
        Prepaid expenses and other current assets                        (6,481)                 (6,341)                (6,113)
        Accounts payable                                                301,360                  44,685                 54,420
        Accrued expenses                                                110,345                  48,971                 57,475
        Customer deposits                                                     -                  31,000                      -
                                                                      ---------              ----------            -----------
    Net cash used in operating activities                               (30,874)               (396,541)              (439,213)
                                                                      ---------              ----------            -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                  -                  (1,089)                (1,089)
                                                                      ---------              ----------            -----------
    Net cash used in investing activities                                     -                  (1,089)                (1,089)
                                                                      ---------              ----------            -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments on related party notes payable                  (200,000)                (52,500)              (352,500)
    Proceeds from issuance of related party notes payable               200,000                 462,000                900,000
    Principal payments on capitalized lease obligations                  (7,840)                 (6,862)                (9,495)
                                                                      ---------              ----------            -----------
    Net cash provided by (used in) financing activities                  (7,840)                402,638                538,005
                                                                      ---------              ----------            -----------
NET INCREASE (DECREASE) IN CASH                                         (38,714)                  5,008                 97,703
CASH AT BEGINNING OF THE PERIOD                                         102,640                   4,937                  4,937
                                                                      ---------              ----------            -----------
 CASH AT THE END OF THE PERIOD                                        $  63,926              $    9,945            $   102,640
                                                                      =========              ==========            ===========

     The accompanying notes are an integral part of these financial statements.

                                 POWEREADY, INC.
                       STATEMENTS OF CASH FLOWS, CONTINUED

                                                                  Nine-Month Period Ended
                                                                       September 30,           Year Ended
                                                                    2003           2002       December 31,
                                                                 (unaudited)   (unaudited)       2002
                                                                 -----------   -----------    -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest                                                   $     5,783   $    15,821    $    25,868
      Income tax                                                 $       960   $       800    $       800
NONCASH INVESTING AND FINANCING ACTIVITIES:

   The company acquired fixed assets and related capital lease
   obligations as follows:                                       $    31,795   $    54,140    $    54,140

   In February 2002, the Company acquired certain assets and
   liabilities of Innovative Engineering and Product
   Development, Inc. (a California corporation) as follows:
   (see Note 8):
---------------------------------------------------------------------------------------------------------
        Accounts receivable                                      $        --   $   177,772    $   177,772
        Inventory                                                         --       218,158        218,158
        Fixed assets                                                      --        70,089         70,089
        Accounts payable                                                  --      (107,929)      (107,929)
        In-process research and development acquired                      --       375,000        375,000
        Current technology                                                --       918,172        918,172
        Goodwill                                                          --       848,738        848,738
---------------------------------------------------------------------------------------------------------
FAIR VALUE OF ASSETS ACQUIRED:                                   $        --   $ 2,500,000    $ 2,500,000
---------------------------------------------------------------------------------------------------------
Cancellation of amounts due from IEPD-CA to the company                   --       500,000        500,000
Related party note payable issued                                         --     1,000,000      1,000,000
Common Stock issued                                                       --     1,000,000      1,000,000
---------------------------------------------------------------------------------------------------------
Total Consideration                                              $        --   $ 2,500,000    $ 2,500,000
=========================================================================================================

     The accompanying notes are an integral part of these financial statements.

1.    SUMMARY OF              A summary of the Company's significant  accounting
      SIGNIFICANT             policies consistently applied in the preparation
      ACCOUNTING              of the accompanying financial statements follows.
      POLICIES

      Nature of               POWEREADY, INC. ("the Company") was incorporated
      operations              in the state of Delaware in December 2000 under
                              the name Innovative Engineering and Product
                              Development, Inc. The Company changed its name to Poweready, Inc. in November 2002. The Company is engaged in the design, manufacture and distribution of battery management systems.
                              Through the use of proprietary software and circuits, the Company improves the charging and discharging of batteries which enhances the performance of the battery pack and the run time of the electronic device being powered by the battery. The Company markets to customers nationally and internationally.

                              On October 28, 2003, the Company finalized an agreement (entered into September 10, 2003) to sell 100% of the Company's outstanding common stock to Xicor, Inc. ("Xicor"). These financial statements have been prepared on a historical basis and do not reflect any adjustments resulting from Xicor's application of purchase accounting.

      Liquidity               The Company had working capital deficits and net
                              losses during all periods presented, and a stockholders' deficit at September 30, 2003.
                              Subsequent to December 31, 2002, management secured a pledge from its majority stockholder to provide additional financing as needed to allow the Company to operate for at least the next twelve months and intended to extend the maturity date of the related party debt if necessary.

      Interim results         The accompanying balance sheet as of September
      (unaudited)             30, 2003, the statements of operations and cash
                              flows for the nine-month periods ended September
                              30, 2003 and 2002, and related note disclosures herein are unaudited. In the opinion of management, these statements have been prepared in accordance with principles generally accepted in the United States of America and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the statement of financial position and the results of operations for these periods. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The data disclosed in the notes to the financial statements for these periods are unaudited.

      Use of                  The preparation of the financial statements in
      estimates               conformity with generally accepted accountings
                              principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
                              Significant estimates used in preparing these consolidated financial statements include those assumed in computing the reserve for obsolete inventory, determining the useful live of intellectual property and fixed assets. It is reasonably possible that the significant estimates used will change within the next year.

      Advertising             Advertising costs are expensed as incurred.
                              Advertising expense was less than $1,000 in all periods relating to the financial statements herein.

      Accounts                The allowance for doubtful accounts balance
      receivable              represents management's estimate of uncollectible
                              accounts based on historical information. The allowance for doubtful accounts was less than $1,000 for all periods relating to the financial statements herein.

      Inventories             Inventories are stated at the lower of average
                              cost (first-in, first-out) or market. Cost includes materials, direct labor, and manufacturing overhead.

      Fixed                   Equipment, furniture, and fixtures are depreciated
      assets                  over their estimated useful lives of 3 to 7 years
                              using the straight-line method of accounting.

      Intangible              Intangible assets include approximately $750,000
      Assets                  at December 31, 2002 and $612,000 at September 30,
                              2003 relating to acquired intellectual property
                              (see Note 8), amortized over its estimated useful life of five years. Acquired intellectual property is accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 142,
                              "Goodwill and Other Intangible Assets," effective
                              January 1, 2002. Amortization expense was approximately $168,000 for the year ended December
                              31, 2002, and $138,000 and $122,000 for the
                              nine-month periods ended September 30, 2003 and 2002, respectively.

      Goodwill In connection with the acquisition of Innovative Engineering and Product Development, Inc., (a California corporation) ("IEPD - CA") (See Note 8) the Company has recorded goodwill for the amount the purchase price was in excess of identifiable assets. The amount included in goodwill as of December 31, 2002 and September 30, 2003 is approximately $849,000.

      Goodwill,               In accordance with SFAS No. 142, goodwill
      cont'd                  resulting from this acquisition has been
                              recognized, but will not be amortized. Goodwill will be evaluated for impairment on an annual basis under SFAS No. 144, as discussed below.

      Impairment of long      The Company has adopted SFAS No. 144, "Accounting
      lived assets            for the Impairment or Disposal of Long-Lived
                              Assets." Under SFAS 144, if the sum of the expected undiscounted cash flows of the long-lived assets is less than the carrying value of such assets, an impairment loss would be recognized and the assets would be written down to their estimated fair values.


      Research and            The Company is actively engaged in new product
      development             development efforts. Costs related to the
                              conceptual formation and design of internally developed software are expensed as research and development as incurred. It is the Company's policy that certain internal software development costs incurred after technological feasibility has been demonstrated and which meet recoverability tests are capitalized and amortized over the estimated economic life of the product. To date, the Company has incurred no significant internal software development costs which meet the criteria for capitalization.

      Revenue                 The Company recognizes revenue when the earnings
      recognition             process is complete. This generally occurs when
                              products are shipped to the customer in accordance with the terms of the agreement, when title and risk of loss have been transferred, collectibility is reasonably assured, and pricing is fixed or determinable. Revenue is recognized for engineering services as such services are rendered.

                              In all cases, when the Company records a sale, no significant uncertainty exists surrounding the purchaser's obligation to pay. Costs such as doubtful receivables, sales incentives, product warranty and sales returns are estimated based on historical experience and management's expectations and are recorded at the time product or service revenue is recognized.

      Shipping and            The Company records shipping and handling fees
      handling costs          charged to customers as revenue and  shipping and
                              handling costs to expense as incurred. Shipping and handling expense was approximately $7,000 for the year ended December 31, 2002, and $5,000 for each nine-month period ended September 30, 2003 and 2002, which is included in cost of sales.

      Income taxes            Income taxes are provided for the tax effects of
                              transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounts receivable, depreciation of fixed assets, and methods of accounting for inventory and intellectual property for financial and income tax reporting, as well as the tax benefits of net operating loss carryforwards.
                              Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax benefits are recognized for any operating losses that are available to offset future taxable income (see Note 5).

      New accounting          In November 2002 the FASB issued Interpretation
      standards               (FIN) No. 45, "Guarantor's Accounting and
                              Disclosure Requirements for Guarantees,
                              Including Indirect Guarantees of Indebtedness of
                              Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN No. 45 is effective for guarantees issued or modified on or after January
                              1, 2003. The adoption of this interpretation is not expected to have a material effect on the financial statements.

                              In January 2003 the FASB issued FIN No. 46,
                              "Consolidation of Variable Interest Entities." FIN No. 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN No. 46 becomes effective on July 1, 2003. The adoption of this interpretation is not expected to have a material effect on the financial statements.

2.    INVENTORY               Inventory consisted of the following:

                                                    September 30,
                                                        2003               December 31,
                                                    (unaudited)                2002
---------------------------------------------------------------------------------------
Finished goods                                        $  88,002              $  72,059
Work-in-process                                          79,303                113,132
Raw materials                                           137,270                163,504
--------------------------------------------------------------------------------------
                                                      $ 304,575              $ 348,695
======================================================================================

3.    FIXED ASSETS            Fixed assets consisted of the following:

                                                    September 30,
                                                        2003               December 31,
                                                    (unaudited)                2002
---------------------------------------------------------------------------------------
Machinery and equipment                               $ 94,146               $ 64,351
Furniture, fixtures, and office equipment               49,529                 47,529
Computer software and equipment                         13,448                 13,448
-------------------------------------------------------------------------------------
                                                       157,123                125,328
Less accumulated depreciation
  and amortization                                     (60,036)               (30,573)
-------------------------------------------------------------------------------------
                                                      $ 97,087               $ 94,755
=====================================================================================

                              Depreciation and amortization expense was approximately $31,000 for the year ended December 31, 2002, and $29,000 and $22,000 for the nine-month periods ended September 30, 2003 and 2002, respectively.

4.    RELATED PARTY     Related party notes payable consisted of the following:
      NOTES PAYABLE

                                                    September 30,
                                                        2003               December 31,
                                                    (unaudited)                2002
---------------------------------------------------------------------------------------
Note payable to a stockholder; interest at 5% per
 annum; accrued interest and principal due in
 December 2005; unsecured.                            $1,083,333            $1,045,833

4.    RELATED PARTY
      NOTES PAYABLE,

                                                               September 30,
                                                                   2003               December 31,
                                                                (unaudited)               2002
--------------------------------------------------------------------------------------------------
Cont'd     Note payable to a stockholder; interest at 7% per
             annum; accrued interest and principal due in
             December 2003; unsecured.                             370,382                349,382

           Note payable to a stockholder; interest at 7% per
             annum; accrued interest and principal due in
             December 2003; unsecured.                             207,422                      -

           Note payable to a lending company whose President
             is also the President of the Company; interest
             at 7.5% per annum; accrued interest and
             principal due in January 2003; secured by
             certain fixed assets and intellectual property;
             paid in full during 2003.                                   -                200,000
           --------------------------------------------------------------------------------------
                                                                 1,661,137              1,595,215
           Less current portion                                   (577,804)              (549,382)
           --------------------------------------------------------------------------------------
           Long-term portion                                   $ 1,083,333            $ 1,045,833
           ======================================================================================


                              Future minimum principal payments on notes payable are as follows:

Year Ending December 31,
---------------------------------------------------------------------------
          2003                                                  $   549,382
          2004                                                            -
          2005                                                    1,045,833
---------------------------------------------------------------------------
Total                                                           $ 1,595,215
===========================================================================

5.    INCOME TAXES            The income tax provisions for the year ended
                              December 31, 2002 and nine-month periods ended
                              September 30, 2003 and 2002 consisted only of the minimum required state payments.

5.    INCOME TAXES,           As of December 31, 2002 and September 30, 2003, a
      Cont'd                  current deferred tax asset of approximately
                              $241,000 and $470,000, respectively, had been recognized for the deductible temporary differences primarily relating to net operating losses anticipated to be carried forward. A valuation allowance was recorded for the full amount of the deferred tax assets at each period, as it is not more likely than not that the assets will be utilized.

                              At December 31, 2002 and September 30, 2003, the Company had federal net operating losses of approximately $603,000 and $1,175,000, respectively, and California tax net operating losses of approximately $300,000 and $587,000, respectively. The federal and state tax loss carry-forwards will begin to expire in 2021 and 2011, respectively.

                              If certain changes in the Company's ownership should occur (see Note 1), there would potentially be an annual limitation on the amount of the tax loss carry-forwards, which could be utilized in a tax year.

                              The state of California has suspended the utilization of net operating losses for 2002 and 2003.

6.    COMMITMENTS
      AND
      CONTINGENCIES

      Related party           The Company has entered into an operating lease
      operating               for its office space. The master lease is with a
      lease                   company whose president is also the President of
                              the Company. Total rent expense under this lease was approximately $45,000 for the year ended
                              December 31, 2002, and $37,000 and $32,000 for the
                              nine-month periods ended September 30, 2003 and 2002, respectively.

6.    COMMITMENTS
      AND
      CONTINGENCIES

      Cont'd Future minimum payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year Ending December 31,
--------------------------------------------------------------------------------
         2003                                                       $     49,900
         2004                                                             51,100
         2005                                                             52,300
         2006                                                             22,000
--------------------------------------------------------------------------------
         Total                                                      $    175,300
================================================================================

      Related party           The Company leases computer software and
      capitalized             equipment, machinery and equipment, and furniture,
      lease                   fixtures, and office equipment under capital
      obligations             leases with a company whose president is also the
                              President of the Company, which were included in fixed assets as follows:

                                                   September 30,
                                                       2002               December 31,
                                                    (unaudited)               2002
---------------------------------------------------------------------------------------
Furniture, fixtures, and office equipment         $       40,984         $       38,984
Machinery and equipment                                   39,865                 10,070
Computer software and equipment                            5,095                  5,095
---------------------------------------------------------------------------------------
                                                          85,944                 54,149
Less accumulated depreciation                            (40,339)               (19,855)
---------------------------------------------------------------------------------------
                                                  $       45,605         $       34,294
=======================================================================================

                              Depreciation expense related to these capitalized lease obligations was approximately $20,000 for the year ended December 31, 2002, and $20,000 and $14,000 for the nine-month periods ended September 30, 2003 and 2002, respectively.

      Related party           Minimum future payments required under capital
      capitalized             leases are as follows:
      lease
      obligations,
      cont'd


Year Ending December 31,
--------------------------------------------------------------------------------------
             2003                                                       $       14,400
             2004                                                               14,400
             2005                                                               14,400
             2006                                                                8,400
--------------------------------------------------------------------------------------
Total minimum lease payments                                                    51,600
Less amount representing interest                                               (6,945)
--------------------------------------------------------------------------------------
Present value of minimum lease payments                                         44,655
Less current portion                                                           (11,192)
--------------------------------------------------------------------------------------
Long-term portion                                                       $       33,463
--------------------------------------------------------------------------------------

7.    CONCENTRATIONS

      Credit risk             Financial instruments that potentially subject the
                              Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

                              The Company grants unsecured credit to its customers in the ordinary course of business.

                              The Company maintains cash balances at various financial institutions located in San Diego, which at times may exceed the $100,000 Federal Deposit Insurance Corporation limit. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

      Customers               Customers which comprise a significant percentage
                              of total revenue are as follows:

      Customers,              Revenue (rounded to the nearest thousand):
      cont'd

                               Nine-month Period Ended             Year Ended
                             September 30, 2003 (unaudited)    December 31, 2002
--------------------------------------------------------------------------------
Customer A                         $       621,000               $       639,000
Customer B                         $             -               $       292,000
Customer C                         $             -               $       158,000
Customer D                         $       260,000               $             -
Customer E                         $       159,000               $             -
================================================================================

                              Accounts Receivable (rounded to the nearest thousand):

                                      September 30, 2003
                                          (unaudited)          December 31, 2002
--------------------------------------------------------------------------------
Customer A                            $             -            $      13,000
Customer B                            $             -            $       9,000
Customer C                            $             -            $      24,000
Customer D                            $         58,000           $           -
Customer E                            $             -            $           -
================================================================================

8.    ACQUISITION             On February 1, 2002, the Company acquired
                              Innovative Engineering and Product Development,
                              Inc., a California corporation (IEPD-CA), a privately held company in the business of designing and developing battery management systems. The IEPD acquisition brought the Company core technology on which the Company plans to build a product base in this market.

                              The acquisition was accounted for using the purchase method of accounting per Statement of Financial Accounting Standards (SFAS) No. 141. Accordingly, the estimated fair value of the assets acquired and liabilities assumed were included in our balance sheet as of February 1, 2002, the effective date of the purchase. The results of operations are included in the consolidated results of operations since the effective date of the purchase.

8.    ACQUISITION,            The Company acquired IEPD-CA for total
      Cont'd                  consideration of $2.5 million, consisting of $1.0
                              million of common stock (8,600 shares or 43% of the outstanding common stock of the Company), issuance of a $1.0 million dollar note payable
                              (see Note 4) and $0.5 million in forgiveness of amounts owed to the Company by IEPD-CA. The total purchase price was allocated by management to the estimated fair value of assets acquired and liabilities assumed as follows based upon various factors:

Current technology                                                   $   918,172
Goodwill                                                                 848,738
Net tangible assets acquired                                             358,090
--------------------------------------------------------------------------------
Net assets acquired                                                    2,125,000
In-process research and development                                      375,000
--------------------------------------------------------------------------------
Total consideration                                                  $ 2,500,000
================================================================================

                              The amount allocated to current technology is being amortized using the straight-line method over their useful lives of 5 years. Amortization of purchased intangible assets is expected to be approximately $184,000 for each calendar year ending 2003, 2004, 2005, 2006 and approximately $15,000 for the calendar year ending 2007 related to the unamortized current technology balance. The net tangible assets acquired consist primarily of accounts receivable, inventory and fixed assets, partially offset by accounts payable, which was assumed. The goodwill is expected to be deductible for tax purposes over the statutory period of 15 years, and in accordance with SFAS No. 142 will not be amortized but instead evaluated periodically to determine whether events or circumstances have occurred indicating that goodwill might be impaired.

                              Current technology was determined using
                              management's estimates which used a discounted cash flow method and factors including projected financial results, and the time value of money. Projected financial results were based on a number of estimates including market growth rates, the Company's competitive position, the product roadmap, the Company's cost structure, and development timelines. Revenues related to products developed under these projects began being recognized in 2002.

8.    ACQUISITION,            The $375,000 of in-process research and
      Cont'd                  development expensed in the first quarter of 2002
                              related to IEPD-CA's current engineering effort that was focused on developing new technology to be incorporated in battery management systems.
                              Management determined the value of the in-process research and development based upon various factors, including management's estimate, at the time of acquisition, of projected financial results, relative risk of successful development, time value of money, and level of completion.

                              Accordingly, goodwill is recorded as the remainder of the consideration less the net assets acquired, less the current technology and in-process research and development discussed above.

9.    RELATED PARTY           See Notes 1, 4, and 6.
       TRANSACTIONS